EXHIBIT 10Ae

                               SEVERANCE AGREEMENT

      THIS SEVERANCE AGREEMENT ("Agreement"), dated as of October 11, 2002 is by and between Zila, Inc. ("Company"), a Delaware corporation, on one side, and Joseph Hines ("Executive") and Nancy Hines on the other side, (collectively referred to herein as the "Parties"). As used in this Agreement, the term "Company" includes all of the directors, agents, officers, shareholders, distributors, licensees, consultants, employees, successors in interest, legal representatives, customers, subsidiaries, parent corporations, related entities, and other agents of the Company, Zila or their affiliated entities and their spouses.

      WHEREAS, Executive and Company have agreed that Executive's employment with Company will terminate effective October 11, 2002; and

      WHEREAS, Executive and Company have agreed to compromise and settle all differences between them arising out Executive's employment and termination thereof.

      NOW, THEREFORE, in exchange for and in consideration of the acts, promises and mutual agreements contained in this Agreement, Executive and Company hereby agree as follows:

      1. Consideration and Payment. In consideration for the waiver and release included in this Agreement, Company shall pay to Executive a severance in the total amount of One Hundred Seventy-Seven Thousand Three Hundred Seventy-Five Dollars ($177,375) ("Severance Amount"). The Severance Amount shall be paid on a pro-rated semi-monthly basis, in accordance with Company's standard payroll practices, through July 31, 2003.

            a. Health and Dental Insurance. Executive will be eligible to receive COBRA benefits. Company agrees to pay for Executive's COBRA benefits up through and including July 31, 2003. Executive will not be compensated for any costs that are not covered by the COBRA benefits.

            b. Office Space. If requested by Executive, Company will also provide funding for off-site office space for Executive in the Phoenix area for a period of six months, beginning October 14, 2002. Company will reimburse Executive for a total cost for this office space in an amount not to exceed Six Thousand Dollars ($6,000). Reimbursements will occur on a monthly basis upon submission of invoices and/or receipts to Company by Executive. Executive shall not be entitled to any compensation or benefits except as specifically described in this Agreement.

            c. Stock Options. Executive's stock options that were vested as of October 11, 2002 shall be subject to the provisions in the option agreements that are applicable to terminated employees.

            d. Expenses. Zila will reimburse Executive for any unpaid business expenses.

      Zila and Executive agree that Zila has no obligation to pay Executive any severance payments and the above payments are being made solely in exchange for Executive's release and is not in any way owed to Executive, except for his agreement to this release.

      2. Mutual Release. Except with respect to the obligations created by, acknowledged, or arising out of this Agreement, and subject to paragraph 2(a) of this Agreement, Executive, for himself, his marital community, and his successors and assigns on one side, and Company, for itself, directors, agents, officers, shareholders, distributors, licensees, consultants, employees, successors in interest, legal representatives, customers, subsidiaries, parent corporations, related entities, and other agents of the Company, Zila or their affiliated entities and their spouses on the other side, hereby release and forever discharge the other of and from any and all causes of action, charges, claims, demands, damages, liabilities, costs, expenses, attorneys' fees, and actions of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which they or anyone claiming through them may now have or assert, or may hereafter have or assert against the other based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time up to and including the date of this Agreement (all of which are hereinafter referred to as and included within the meaning of "Released Matters"). The Released Matters do not include the causes of action identified in paragraph 2(a) herein.

      The Parties understand and expressly agree that the Released Matters include (but are not limited to) claims related to the termination of Executive's employment, and all claims asserted and unasserted by Executive against Company and by Company against Executive, except as stated in paragraph 2(a) herein. The Released Matters include any and all claims for damages, liquidated damages, exemplary damages, attorneys' fees, and costs. This waiver and release specifically extends to any and all rights under federal, state or local laws pertaining to employment, discrimination or retaliation, including Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended, breach of contract, other tort claims, and any other federal, state, or local law, common law, contract, ordinance or regulation under which any claim may be brought. under federal, state, or local laws or regulations or executive orders that regulate any aspect of employment.

      The Parties acknowledge that they understand that by entering into this Agreement, they will no longer have the right to assert any claims or lawsuits of any kind, whether known or unknown at the time of this Agreement, attempting to recover money or any other relief from the other. Executive also acknowledges that he understands that the only payments Company will make to him in the future are the payments provided in paragraph 1 of this Agreement. Notwithstanding the foregoing, this Agreement shall not affect Executive's right to file an appropriate charge or action to challenge the validity of this waiver and release pursuant to the Older Workers Benefits Protection Act. The Company reserves the right to contest any such charge or action.

      The Parties acknowledge and understand that this Release waives Company's and Executive's rights to any monetary recovery against the other for any potential charge, complaint, or lawsuit, except with respect to a breach of this Agreement and except with respect to the Unreleased Matters defined in paragraph 2(a) herein. Executive agrees that the payments received under this Agreement fully satisfy any potential claim for relief in connection with any charge, complaint, or lawsuit.

      a. Unreleased Matters. The Parties acknowledge and understand that the Released Matters specifically do not include any unknown claims that Company may have against Executive for fraud, gross misconduct, gross negligence, failure to comply with instructions from Company's board of directors, criminal acts, material omissions, and misstatements. Company does not waive and shall retain the same rights to seek redress from Executive for the Unreleased Matters, whether by a lawsuit or otherwise, as it had prior to the effective date of this Agreement.

      3. Executive's Immediate and Ongoing Obligations.

      A. Executive will not make any disparaging comments about Company or any of Company's directors, board members, officers, employees, agents or attorneys, or regarding any of Company's products or practices to anyone, including but not limited to Company board members, employees, officers, agents, customers, contractors, and business contacts. This provision is not intended to apply to communications between Executive and Executive's spouse or Executive's attorneys. Executive agrees that this provision is a material term of this Agreement and that a breach of this provision by Executive will result in the immediate termination of Executive's right to receive any further payments from Company pursuant to this Agreement.

      B. Executive expressly agrees that he will not remove any Company property from his office at the Company or from Company premises. Executive covenants that he will remove only his personal belongings from the spaces that were assigned to him by Company. Executive agrees to return to Company all Company property in his possession, including, but not limited to, credit cards, vehicles, records, memoranda or anything else owned or created by the Company. Executive agrees that this provision is a material term of this Agreement and that a breach of this provision by Executive will result in the immediate termination of Executive's right to receive any further payments from Company pursuant to this Agreement.

      C. Until July 31, 2003, Executive will continue to act as a consultant to Company and will provide consulting services in an amount not to exceed an average of forty hours per month. Such services will be provided at the discretion of the President and CEO of Company and shall include, but not be limited to: providing information and taking steps necessary to assist Company with the continuation of its business, including providing necessary information and participating in meetings to the extent necessary to assist Company with the preparation of its corporate filings and any reports that are required by Company practice or by any federal, state, or local law and/or ordinance. Executive also agrees that this provision is a material term of this Agreement and that failure to abide by his obligations under this provision will result in the termination of Executive's right to receive any further payments or benefits under this Agreement.

      4. Executive's Acknowledgments. Executive acknowledges that he is not aware of any actions or inactions on his part individually or by a Company employee or other individual which could give rise to liability against the Company.

      5. Acknowledgments. Executive acknowledges that each of the following statements are true and accurate:

            a. Executive would not have been entitled to receive the consideration set forth in Section 1 had Executive rejected this Agreement;

            b. Executive has carefully read this entire Agreement and understands all the terms of this Agreement, particularly the Release provisions set forth in Section 2;

            c. Executive has been advised to and has had the opportunity to consult with an attorney before signing this Agreement;

            d. Executive has freely, voluntarily, and knowingly entered into this Agreement;

            e. Executive has been given at least twenty-one (21) days to consider this Agreement;

            f. Executive may revoke or cancel this Agreement within seven (7) days of signing it by notifying counsel for Company of the decision to revoke this Agreement in writing;

            g. Executive understands that the written revocation notice referred to in Section 4(f) above must be sent to Christian J. Hoffmann, III, Quarles & Brady Streich Lang, LLP, Renaissance One, Two N. Central Avenue, Phoenix, AZ 85004 and must be received by Mr. Hoffmann at that address before the end of the seventh day after Executive signs this Agreement;

            h. Executive has not relied on any oral or written statements that are not set forth in this Agreement in determining whether to enter into this Agreement.

      6. No Admission of Liability. This Agreement is the settlement and compromise of disputed claims. Nothing contained in this Agreement shall be construed as an admission of liability on the part of either party; that it has violated any statute, law or regulation or breached any contract or agreement.

      7. Confidentiality. The parties verify and state they will not disclose to anyone the terms and existence of this Agreement, the discussions that led to this Agreement, and the disputes between the parties that are being resolved by this Agreement that they shall not disclose any of those terms to any unassociated third party, except (a) to the minimum extent necessary for tax reporting and payment purposes, (b) as may be required by a valid court order or other court process or rule, (c) as necessary to enforce any aspect of this Agreement in properly commenced litigation or arbitration proceeding, or (d) as otherwise required by law.

      8. Termination. The Company may terminate this Agreement at any time if an arbitrator appointed by the American Arbitration Association determines that Executive breached any provision of this Agreement. The arbitrator selected, in order to be eligible to serve, will be a lawyer in Phoenix, Arizona with at least fifteen (15) years experience specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA will appoint the arbitrator who will meet the foregoing criteria. Should the Agreement be terminated by the Company and should such termination be upheld in arbitration, Executive shall receive no additional funds as described in paragraph 1 of this Agreement. Executive shall refund any payments already received if so ordered by an arbitrator. Moreover, all paragraphs of this Agreement, with the exception of paragraph 1, shall survive termination of this Agreement and remain intact and in force for all time.

      9. Miscellaneous.

            a. Successors; Binding Agreement. This Agreement will be binding upon and payments and benefits will inure to the Parties' personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributes, devisees, and legatees.

            b. Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

            c. Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the Release that is the basis for this Agreement, will not affect the validity or enforceability of any other covenant or agreement contained herein.

            d. Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

            e. Governing Law. This Agreement will be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

            f. Notices. All notices, demands, and other communications provided for hereunder will be in writing (including facsimile or similar transmission) and mailed (by U.S.

certified mail, return receipt requested, postage prepaid), sent, or delivered (including by way of overnight courier service): (i) if to the Company: Zila, Inc., 5227 North 7th Street Phoenix, Arizona 85014, fax no. (620) 230-8418, with a copy to Christian J. Hoffmann, III, Quarles & Brady Streich Lang, LLP, Two North Central Avenue, Phoenix, Arizona 85004-2391, fax no. (602) 229-5690; and
(ii) if to Executive: Joseph Hines, 4525 E. Pescar Drive, Paradise Valley, Arizona, 85253 or as to any party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications, if mailed, will be effective upon the earlier of (i) actual receipt by the addressee, (ii) the date shown on the return receipt of such mailing, or (iii) three (3) days after deposit in the mail. All such notices, demands, and communications, if not mailed, will be effective upon the earlier of (i) actual receipt by the addressee, (ii) with respect to facsimile and similar electronic transmission, the earlier of (x) the time that electronic confirmation of a successful transmission is received, or (y) the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission, and (iii) with respect to delivery by overnight courier service, the day after deposit with the courier service, if delivery on such day by such courier is confirmed with the courier or the recipient orally or in writing.

            g. Authorization. Zila and Company represent and warrant that the parties executing this Agreement for Zila and Company, respectively, have the full authority to execute and bind Zila and Company to this Agreement.

COMPANY

Zila, Inc.


By:                                             Date:
   ---------------------------------                 -------------
Douglas D. Burkett, Ph.D, President and
Chief Executive Officer


EXECUTIVE


                                                Date:
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Joseph Hines


EXECUTIVE'S SPOUSE


                                                Date:
------------------------------------                 -------------
Nancy Hines